Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Kleopatra Holdings 2 S.C.A

Luxembourg

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 21, 2016, relating to the consolidated financial statements of Kleopatra Holdings 2 S.C.A as of and for the year ended September 30, 2014, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO AG Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

December 21, 2016